Contact:

Yuval Cohen Chief Executive Officer Fortissimo Acquisition Corp. 011-972-3-915-7400

FOR IMMEDIATE RELEASE

FORTISSIMO ACQUISITION CORP.’S
SECURITIES TO COMMENCE SEPARATE TRADING

Rosh Ha’ayin, Israel, November 16, 2006 - Fortissimo Acquisition Corp. (OTC Bulletin Board: FSMOU) announced today that EarlyBirdCapital, Inc., the representative of the underwriters for the Company’s initial public offering of units which took place on October 17, 2006, has notified the Company that separate trading of the common stock and warrants underlying the units would commence on or about November 21, 2006. The common stock and warrants will be quoted on the OTC Bulletin Board under the symbols FSMO and FSMOW, respectively.

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